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Exhibit 21.1

USA Subsidiaries as of December 31, 2002

Subsidiary	Jurisdiction
4075650 Canada, Inc.	Canada
Access Direct Telemarkting, Inc.	Iowa
AceNet Travel Network LLC	New Jersey
AST LLC	Delaware
AST Sub LLC	Delaware
Avaltus, Inc.	New Jersey
BILLETnet A/S	Denmark
Billettservice AS	Norway
CCS Cinema Computer Systems Co. & Co. oHG	Germany
CCS Cinema Computer Systems GmbH & Co oHG	Germany
CCS Cinema Computer Systems SARL	France
CCS Cinema Computer-System Co.	Delaware
CCS-Computel Computer-Systeme GmbH	Germany
Cinema Acquisition LLC	Delaware
City Desk, Inc.	Florida
Citysearch Canada, Inc.	Canada
Classic Custom Vacations, Inc.	Nevada
Dance Show, Inc.	Florida
DN Holdings, Inc.	Delaware
ECS Hoops Fulfillment LLC	Delaware
ECS Sports Fulfillment LLC	Delaware
EIGAC Holdings, Inc.	Delaware
Elicia Acquisition Corp	Delaware
EUVÍA Media AG & Co. KG	Germany
EUVÍA Media Werwaltungs AG	Germany
Euvía Travel GmbH	Germany
Exception Management Services LP	Delaware
Expedia Australia Pty. Ltd.	Australia
Expedia Canada Corp.	Canada
Expedia Corporate Travel, Inc.	Nevada
Expedia Finland OY	Finland
Expedia France s.a.s.	France
Expedia Nova Scotia Corporation	Nova Scotia
Expedia S.A.	Belgium
Expedia Spain, S.L.	Spain
Expedia, Inc.	Washington
Expedia.com GmbH	Germany
Expedia.com Limited	United Kingdom
FC1013 Limited	United Kingdom
Generation ñ, Inc.	Florida
GL-Expedia s.a.s.	France
H.O.T. Italia S.p.A	Italy
Hancock Information Group, Inc.	Florida
Home Shopping Espanol S. De. R.L. De C.V.	Mexico
Home Shopping Español Servicios, S. De R.L. De C.V.	Mexico
Home Shopping Europe AG	Germany
Home Shopping Europe S.p.A.	Italy
Home Shopping Europe Broadcasting S.p.A.	Italy
Home Shopping Network En Espanol, LLC	Mexico
Home Shopping Network En Espanol, LP	Mexico
Home Shopping Network, Inc.	Delaware

H.O.T. Networks GmbH	Germany
Hotels.com Asia Pacific Limited	Hong Kong
Hotels.com	Delaware
Hotels.com GP, LLC	Texas
Hotels.com, L.P.	Texas
Hotties, Inc.	Florida
HRN 99 Holdings, LLC	New York
HRN Contracting Company, Inc.	Delaware
HRN France SAS	France
HRN Marketing Services, Inc.	Delaware
HSE Media LLC	Delaware
HSN Capital LLC	Delaware
HSN Catalog Services, Inc.	Delaware
HSN Direct LLC	Delaware
HSN Fulfillment LLC	Delaware
HSN General Partner LLC	Delaware
HSN Home Shopping Network GmbH	Germany
HSN Improvements LLC	Delaware
HSN Interactive LLC	Delaware
HSN LP	Delaware
HSN New Media GmbH	Germany
HSN of Nevada LLC	Delaware
HSN Realty LLC	Delaware
HSNAutomatic LLC	Delaware
HTRF Holdings, Inc.	Delaware
HTRF Ventures LLC	Delaware
IIC Holdings Incorporated	Delaware
Ingenious Designs LLC	Delaware
Intercambios Internacionales de Vacaciones Interval International España S.A.	Spain
Intercambios Internacionales de Vacaciones SA de CV	Mexico
Internet Shopping Network LLC	Delaware
Interval Acquisition Corp.	Delaware
Interval European Holdings Limited	Delaware
Interval Holdings, Inc.	Delaware
Interval International Argentina S.A.	Argentina
Interval International Brasil Serviços Ltda	Brazil
Interval International Canada, Inc.	Canada
Interval International de Chile S.A.	Chile
Interval International de Colombia, S.A.	Colombia
Interval International Devre Mulk Turizm Limited Sirketi	Turkey
Interval International Egypt Ltd.	Egypt
Interval International Finland Oy	Finland
Interval International France SA	France
Interval International GmbH	Germany
Interval International Greece Ltd.	Greece
Interval International Holdings Inc.	Florida
Interval International Holdings Mexico S.A. de C.V.	Mexico
Interval International, Inc.	Florida
Interval International India Private Limited	India
Interval International Italia SRL	Italy
Interval International Limited	England & Whales
Interval International Overseas Holdings, Inc.	Florida

Interval International Singapore (Pte) Ltd.	Singapore
Interval International South Africa (Pty) Ltd.	South Africa
Interval International (Israel) Vacation Enterprises Ltd.	Israel
Interval Resort and Financial Services, Inc.	Florida
Interval Servicios de Mexico S.A. de C.V.	Mexico
Interval Software Services Limited	Northern Ireland
Interval Software Services (Europe), LLC	Florida
Interval Travel Inc.	Florida
Interval Travel Limited	England & Whales
Interval UK Holdings Limited	England & Whales
Interval Vacation Exchange, Inc	Delaware
Intervalo Internacional Prestação de Serviços Lda	Portugal
Kenneth's Freakquency, Inc.	Florida
Kirk, Inc.	California
Lincoln Lounge, Inc.	Florida
Lips, USA, Inc.	Florida
MarkeTech Services, Inc.	Delaware
Match.com LP (formerly Match.com Inc.)	Delaware
MatchLive LLC	Delaware
Meragon Financial Services Inc.	North Carolina
Meridian Financial Services Inc.	North Carolina
Miami USA Broadcasting Productions, Inc.	Florida
Miami USA Broadcasting Station Productions, Inc.	Florida
Miami USA Broadcasting, Inc.	Florida
Microflex 2001, LLC	Delaware
Neil at Night, Inc.	Florida
Neun Live Fernsehen Geschaftsfungs GmbH	Germany
Neun Live Fernsehen GmbH & Co. KG	Germany
New-U Studios Holdings, Inc.	Delaware
Newtrade Technology Corp.	Delaware
Ocean Drive, USA, Inc.	Florida
Organizacion Interval International C.A.	Venezuela
Out Loud, Inc.	Florida
Pacer/CATS/CCS	Delaware
Personal Box, Inc.	Florida
PRCNETCARE.COM, Inc.	Delaware
Precision Relay Services, Inc.	Florida
Precision Response Corporation	Florida
Precision Response of Colorado, Inc.	Delaware
Precision Response of Louisana, Inc.	Delaware
Precision Response of North America, Inc.	Delaware
Precision Response of Pennsylvania, Inc.	Delaware
Precision Response of Texas, Inc.	Delaware
Radio Daze, Inc.	Florida
Réseau Admission, Ltd.	Canada
ReserveAmerica CA Inc.	Delaware
ReserveAmerica Holdings, Inc.	Canada
ReserveAmerica ON, Inc.	Canada
ReserveAmerica US Holdings, Inc.	Delaware
ReserveAmerica, Inc.	Delaware
Room Finders, Inc.	Louisiana
Sage Systems, Inc.	Washington
Savoy Pictures Entertainment, Inc.	Delaware

Savoy Pictures Television Programming, Inc.	Delaware
Savoy Stations, Inc.	Delaware
Savoy Television Holdings, Inc.	Delaware
SF Broadcasting of Green Bay, Inc.	Delaware
SF Broadcasting of Honolulu, Inc.	Delaware
SF Broadcasting of Mobile, Inc.	Delaware
SF Broadcasting of New Orleans, Inc.	Delaware
SF Broadcasting of Wisconsin, Inc.	Delaware
SF Green Bay License Subsidiary, Inc.	Delaware
SF Honolulu License Subsidiary, Inc.	Delaware
SF Mobile License Subsidiary, Inc.	Delaware
SF Multistations, Inc.	Delaware
SF New Orleans License Subsidiary, Inc.	Delaware
Short Shopping LLC	Delaware
Sidewalk.com, Inc.	Nevada
Silver King Investment Holding, Inc.	Delaware
SK Holdings, Inc.	Delaware
SKC Investments, Inc.	Delaware
Soulmates International, Inc.	Delaware
Soulmates Limited	New Zealand
Soulmates Technology Pty. Ltd.	New South Wales Australia
Styleclick Chicago, Inc.	California
Styleclick, Inc.	Delaware
Styleclick.com, Inc.	Delaware
Synchro Systems Limited	United Kingdom
Telemation, Inc.	Delaware
The Ticket Shop Limited	Ireland
Ticket Service Nederland	Netherlands
Ticketline Ltd.	Ireland
Ticketmaster	Delaware
Ticketmaster Acquisition Pty	Australia
Ticketmaster AT, LLC	Colorado
Ticketmaster Australasia Holdings Pty Ltd.	Australia
Ticketmaster Australasia Investments Pty Ltd.	Australia
Ticketmaster California Gift Certificates LLC	California
Ticketmaster Canada Ltd.	Canada
Ticketmaster Cinema Group Ltd.	Delaware
Ticketmaster Corporation	Illinois
Ticketmaster EDCS LLC	Delaware
Ticketmaster Florida Gift Certificates LLC	Florida
Ticketmaster France Holdings Co. EURL	France
Ticketmaster Georgia Gift Certificates LLC	Georgia
Ticketmaster Group, Inc.	Illinois
Ticketmaster Indiana Holdings Corporation	Indiana
Ticketmaster International Events Ltd.	United Kingdom
Ticketmaster LLC	Delaware
Ticketmaster Multimedia Holdings Inc.	Delaware
Ticketmaster New Ventures Holdings, Inc.	Delaware
Ticketmaster New Ventures Ltd.	Cayman Island
Ticketmaster Online-CitySearch Canada, Ltd.	Canada
Ticketmaster Online-CitySearch UK, Limited	United Kingdom
Ticketmaster Pacific Acquisitions, Inc.	Delaware
Ticketmaster UK Limited	United Kingdom

Ticketmaster West Virginia Gift Certificates LLC	West Virginia
Ticketmaster-Indiana JV	Indiana
Ticketmaster-Indiana LLC	Delaware
Ticketron Australia Pty Ltd.	Australia
Ticketshop (NI) Ltd.	Northern Ireland
TicketWeb, Inc.	Delaware
TicketWeb (UK), Ltd.	United Kingdom
TM 7 Pty. Ltd.	Australia
TM Number One Limited	United Kingdom
TM VISTA, Inc. (fka 2b Technology, Inc.)	Virginia
TMC Realty LLC	California
Traffic Jams, USA, Inc.	Florida
Travel Marketing and Advertising, Inc.	Delaware
TravelNow.com Inc.	Delaware
Travelscape, Inc.	Nevada
TS 2001 Holdings, Inc.	Delaware
TV Travel Group Ltd.	United Kingdom
TV Travel Shop Europe Ltd.	United Kingdom
TV Travel Shop Germany Gmbh & Co KG	Germany
TV Travel Shop Ltd.	United Kingdom
TVTS Broadcasting Ltd.	United Kingdom
Unicorn Acquisition Corp.	Delaware
USA Broadcasting, Inc.	Delaware
USA Broadcasting Productions, Inc.	Delaware
USA Electronic Commerce Solutions LLC	Delaware
USA Media Corp.	Delaware
USA Media, LLC	Delaware
USA Networks Foundation, Inc.	Delaware
USA Networks Holdings, Inc.	Delaware
USA Station Group Communications LLC	Delaware
USA Station Group Communications, Inc.	Delaware
USA Station Group of Ann Arbor, Inc.	Delaware
USA Station Group of Michigan, Inc.	Delaware
USA Station Group of Nebraska, LLC	Delaware
USA Station Group of Northern California, Inc.	Delaware
USA Station Group of Oregon, Inc.	Delaware
USA Station Group of Salem, Inc.	Delaware
USA Station Group of South Dakota, LLC	Delaware
USA Station Group, Inc.	Delaware
USA Television Group LLC	Delaware
USA Video Distribution LLC	Delaware
USAi Sub Inc.	Delaware
USANI Holding XI, Inc.	Delaware
USANI LLC	Delaware
USANI Sub LLC	Delaware
VUE Funding Corp.	Delaware
Worldex Corporation	Florida
Worldwide Ticket Systems, Inc.	Washington

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USA Subsidiaries as of December 31, 2002